
EXHIBIT 10.2 - BRIDGE LOAN AND SECURITY AGREEMENT BETWEEN INCOMNET, INC. AND
               IRONWOOD TELECOM LLC, DATED NOVEMBER 4, 1998.


                         BRIDGE LOAN AND SECURITY AGREEMENT

                               DATED NOVEMBER 4, 1998

                                      BETWEEN

                                   INCOMNET, INC.

                                        AND

                                IRONWOOD TELECOM LLC















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                       TABLE OF CONTENTS
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1. DEFINITIONS AND TERMS . . . . . . . . . . . . . . .   1

     1.1. Definitions. . . . . . . . . . . . . . . . .   1

     1.2. Accounting Terms.. . . . . . . . . . . . . .   5

     1.3. Other Terms. . . . . . . . . . . . . . . . .   6

2. LOANS.. . . . . . . . . . . . . . . . . . . . . . .   6

     2.1. Term Loan. . . . . . . . . . . . . . . . . .   6

3. INTEREST AND OTHER CHARGES. . . . . . . . . . . . .   6

     3.1. Interest.. . . . . . . . . . . . . . . . . .   6

     3.2. Maximum Interest Rate. . . . . . . . . . . .   6

     3.3. Origination Fee. . . . . . . . . . . . . . .   6

4. PAYMENTS AND PREPAYMENTS. . . . . . . . . . . . . .   7

     4.1. Repayment of Bridge Loan.. . . . . . . . . .   7

     4.2. Voluntary Prepayments of Bridge Loan . . . .   7

     4.3. Place and Form of Payments; Extension
           of Time. . . . . . . . . . . . . . . . . . .  7

     4.4. Application and Reversal of Payments.. . . .   7

     4.5. Indemnity for Returned Payments. . . . . . .   7

5. LENDER'S BOOKS AND RECORDS; QUARTERLY STATEMENTS. .   7

6. COLLATERAL. . . . . . . . . . . . . . . . . . . . .   8

     6.1. Grant of Security Interest.. . . . . . . . .   8

     6.2. Perfection and Protection of Security
           Interest. . . . . . . . . . . . . . . . . .   8

     6.3. Location of Collateral.. . . . . . . . . . .   9

     6.4. Title to, Liens on, and Sale and Use of,
           Collateral. . . . . . . . . . . . . . . . .   9

     6.5. Access and Examination.. . . . . . . . . . .   9

                                      ii
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     6.6. Insurance. . . . . . . . . . . . . . . . . .   9

     6.7. Equipment. . . . . . . . . . . . . . . . . .  10

     6.8. Documents, Instruments, and Chattel Paper. .  10

     6.9. Right to Cure. . . . . . . . . . . . . . . .  10

     6.10. Lender's Rights, Duties and Liabilities.. .  11

7. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES .  11

     7.1. Books and Records. . . . . . . . . . . . . .  11

     7.2. Financial Information. . . . . . . . . . . .  11

     7.3. Notices to the Lender. . . . . . . . . . . .  11

8. GENERAL WARRANTIES AND REPRESENTATIONS. . . . . . .  12

     8.1. Authorization, Validity, and Enforceability
           of this Agreement and the Loan Documents. .  12

     8.2. Validity and Priority of Security Interest..  13

     8.3. Organization and Qualification.. . . . . . .  13

     8.4. Corporate Name; Prior Transactions.. . . . .  13

     8.5. Subsidiaries and Affiliates. . . . . . . . .  13

     8.6. Use of Proceeds. . . . . . . . . . . . . . .  13

     8.7. Public Disclosure. . . . . . . . . . . . . .  13

9. AFFIRMATIVE AND NEGATIVE COVENANTS. . . . . . . . .  14

     9.1. Taxes and Other Obligations. . . . . . . . .  14

     9.2. Corporate Existence and Good Standing. . . .  14

     9.3. Maintenance of Property and Insurance. . . .  14

     9.4. Mergers, Consolidations, Acquisitions,
           or Sales . . . . . . . . . . . . . . . . . . 14

     9.5. Transactions Affecting Collateral or
           Obligations. . . . . . . . . . . . . . . . . 14

     9.6. Guaranties.. . . . . . . . . . . . . . . . .  14

     9.7. Debt.. . . . . . . . . . . . . . . . . . . .  15

     9.8. Prepayment.. . . . . . . . . . . . . . . . .  15

     9.9. Transactions with Affiliates.. . . . . . . .  15

                                       iii
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     9.10. Liens. . . . . . . . . . . . . . . . . . . . . .  15

     9.11. Restricted Investments. . . . . . . . . . . . . . 15

     9.12. EBITDA. . . . . . . . . . . . . . . . . . . . . . 15

     9.13. Equity Sales. . . . . . . . . . . . . . . . . . . 15

     9.14. Further Assurances. . . . . . . . . . . . . . . . 15

10. CLOSING; CONDITIONS TO CLOSING . . . . . . . . . . . . . 16

     10.1. Representations and Warranties; Covenants;
            Events . . . . . . . . . . . . . . . . . . . . . 16

     10.2. Delivery of Documents . . . . . . . . . . . . . . 16

     10.3. Warrant to Purchase Common Stock. . . . . . . . . 16

11. DEFAULT; REMEDIES. . . . . . . . . . . . . . . . . . . . 16

     11.1. Events of Default.. . . . . . . . . . . . . . . . 16

     11.2. Remedies. . . . . . . . . . . . . . . . . . . . . 17

12. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 18

     12.1. Cumulative Remedies; No Prior Recourse to
            Collateral . . . . . . . . . . . . . . . . . . . 18

     12.2. No Implied Waivers. . . . . . . . . . . . . . . . 18

     12.3. Severability. . . . . . . . . . . . . . . . . . . 19

     12.4. Governing Law.. . . . . . . . . . . . . . . . . . 19

     12.5. Consent to Jurisdiction and Venue; Service
            of Process. . . . . . . . . . . . . . . . . . . .19

     12.6. Waivers.. . . . . . . . . . . . . . . . . . . . . 19

     12.7. Survival of Representations and Warranties. . . . 19

     12.8. Indemnification.. . . . . . . . . . . . . . . . . 19

     12.9. Other Security and Guaranties.. . . . . . . . . . 20

     12.10. Notices. . . . . . . . . . . . . . . . . . . . . 20

     12.11. Waiver of Notices. . . . . . . . . . . . . . . . 21

     12.12. Binding Effect; Assignment; Disclosure.. . . . . 21

     12.13. Modification.. . . . . . . . . . . . . . . . . . 21

     12.14. Counterparts.. . . . . . . . . . . . . . . . . . 21

                                       iv
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     12.15. Captions.. . . . . . . . . . . . . . . . . . . . 21

     12.16. Right of Set-Off.. . . . . . . . . . . . . . . . 22

     12.17. Fees and Expenses. . . . . . . . . . . . . . . . 22



                                       v
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                                  EXHIBITS


Exhibit A -    Bridge Loan Note (Section 2.1.1)

Exhibit B -    Form of Warrant (Section 2.1.1)

Exhibit C -    Location of Collateral (Section 6.3)

Exhibit D -    Fictitious Names; Names of Acquired Persons (Section 8.4)

Exhibit E -    Subsidiaries (Section 8.5)

Exhibit F -    Form of UCC-1 (Section 21.2)

Exhibit G -    Registration Rights Agreement (Section 10.3)

Exhibit H -    Permitted Liens (Section 1.1)

Exhibit I -    Permitted Debt (Section 9.7)

                  THIS BRIDGE LOAN AND SECURITY AGREEMENT (THE "AGREEMENT") IS MADE AND ENTERED INTO AS OF NOVEMBER 4, 1998, BY AND BETWEEN INCOMNET, INC., A CALIFORNIA CORPORATION (THE "BORROWER"), AND IRONWOOD TELECOM LLC, A COLORADO LIMITED LIABILITY COMPANY (THE "LENDER").

                                      BACKGROUND

                  The Lender has agreed to make to the Borrower, and the Borrower has agreed to accept from the Lender, a secured term loan (the "Bridge Loan") in the aggregate principal amount of $1,785,470 on the terms and conditions set forth below. The proceeds of the Bridge Loan are to be used for
(i) capital contributions to the Borrower's subsidiary National Telephone & Communications, Inc. ("NTC"), (ii) payment of NTC's current trade payables and
(iii) for NTC's general corporate purposes. The Bridge Loan will be made pursuant to the Lender's commitment to fund dated October 30, 1998 pursuant to which the Lender is committed, subject to certain terms and conditions to
(a) make the Bridge Loan, (b) make a secured term loan to Mr. John P. Casey for the benefit of the Borrower to finance Mr. Casey's purchase of the outstanding preferred stock of the Borrower and (c) make a secured term loan (the "Term Loan") to the Borrower on or before December 15, 1998 in the amount of $20,000,000 (less the principal amount of the loan to Mr. Casey and certain other payments the Lender has agreed to make or may elect to make for the benefit of the Borrower) for the purpose of paying off in full all principal of and interest on the Bridge Loan and other corporate purposes.

                                     AGREEMENT

                  In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lenders hereby agree as follows:

1.      DEFINITIONS AND TERMS.

         1.1.    DEFINITIONS.

                  As used herein:

                  "AFFILIATE" means a Person (a) which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) five percent or more of any class of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "BRIDGE LOAN NOTE" has the meaning specified in Section 2.1.1.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or Denver, Colorado, are required or permitted to close.

                  "CLOSING DATE" means the date of this Agreement, being the date first above written.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" has the meaning given to such term in Section 6.1.1.

                  "CONTRACT RIGHTS" means, collectively, all of the Borrower's rights and remedies under, and all moneys and claims for money due or to become due to the Borrower under all material contracts and agreements to which the Borrower is a party and any and all amendments, supplements, extensions, and renewals thereof.

                  "DEBT" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Debt shall specifically include the following: (i) the Borrower's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (iv) all obligations and liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (v) all accrued pension fund and other employee benefit plan obligations and liabilities; (vi) all obligations and liabilities under Guaranties; and (vii) deferred taxes.

                  "EBITDA" means in any fiscal period, Borrower's consolidated net income (other than extraordinary or non-recurring items of Borrower for such period), plus (i) the amount of all interest expense, income tax expense, depreciation expense, and amortization expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be) (ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

                  "EQUIPMENT" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto wherever any of the foregoing is located.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "EVENT" means any event or condition which, with notice, the passage of time, the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

                  "EVENT OF DEFAULT" has the meaning given to such term in
Section 11.1.

                  "FISCAL YEAR" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1998.

                  "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

                  "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against the Lender, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

                  "GUARANTY" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee the payment or performance of any indebtedness or other obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, (a) to purchase the guaranteed obligations or any Property constituting security therefor or (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition.

                  "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                  "INVENTORY" means all of the Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned and repossessed goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such inventory, goods, merchandise and other personal property, and all documents of title or other documents representing them.

                  "IRS" means the Internal Revenue Service or any successor agency.

                  "LIEN" means: any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and includes, without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, or conditional sale, or a lease, consignment or bailment for security purposes, or any reservation, exception, encroachment, easement, right-of-way, condition, restrictment, lease or other title exception or encumbrance affecting Property.

                  "LOAN DOCUMENTS" means this Agreement, the Bridge Loan Note, the Warrant, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

                  "MATERIAL ADVERSE CHANGE" means a material and adverse change in the Property, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                  "NTC" means National Telephone & Communications, Inc., a Delaware corporation.

                  "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                  "PERMITTED LIENS" means: (a) Liens for taxes not yet payable or Liens for taxes being contested in good faith and by proper proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender;
(c) Liens upon Equipment granted in connection with the acquisition of such Equipment by the Borrower after the date hereof; (d) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting the Real Property, PROVIDED that they do not in the aggregate materially detract from the value of said Properties or materially interfere with their use in the ordinary conduct of the Borrower's business; (e) deposits under workmen's compensation, unemployment insurance, social security and other similar laws; (f) liens relating to statutory obligations with respect to surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (g) Liens described on Exhibit "H".

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

                  "PLAN" means any pension or other employee benefit plan which is subject to Title IV of ERISA, and which is: (a) a plan maintained by the Borrower or any Related Company; (b) a plan to which the Borrower or any Related Company contributes or is required to contribute; (c) a plan to which the Borrower or any Related Company was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which the Borrower or any Related Company has incurred or may incur liability, including contingent liability, under Title IV of ERISA, either to such plan or to the PBGC.

                  "PREMISES" means all of Borrower's rights, title, and interest in the real property now owned or leased or hereafter acquired, including all rights and easements in connection therewith and all buildings and improvements now or hereafter constructed thereon.

                  "PROCEEDS" means all products and proceeds, including rentals, of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all Payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

                  "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "PUBLIC AUTHORITY" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                  "REAL PROPERTY" means all of the Borrower's rights, title, and interest, other than leasehold interests, in real property now owned or hereafter acquired by the Borrower, including all rights and easements in connection therewith and all buildings and improvements now or hereafter constructed thereon.

                  "RECEIVABLES" means all of the Borrower's now owned and hereafter arising or acquired: accounts (whether or not earned by performance), including accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel instruments, documents, general intangibles (including, without limitation, choices in action, causes of action, tax refunds, tax refund claims, Reversions and other amounts payable to the Borrower from pension and employee benefit plans, rights and claims against shippers and carriers, rights to indemnification and business interruption insurance), and all forms of obligations owing to the Borrower (including, without limitation, obligations owing to the Borrower by Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

                  "RELATED COMPANY" means any member of any controlled group of corporations (as defined in Section 414 of the Code) of which the Borrower is a part, or any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

                  "REPORTABLE EVENT" shall have the meaning assigned to that term in Title IV of ERISA, including, without limitation, a reportable event described in Section 4043 of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

                  "RESTRICTED INVESTMENT" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of stock, indebtedness or other obligation, or by loan, advance, capital contribution, or otherwise, except the following: (a) Property to be used in the business of the Borrower; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one
(1) year from the date of acquisition thereof; (d) certificates of deposit maturing within one (1) year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; and (e) Commercial paper given the highest rating by a national credit rating agency and maturing not more than two hundred seventy
(270) days from the date of creation thereof; and (f) investments in any of Borrower's Subsidiaries (by capital contribution or otherwise) or purchase or repurchase of any stock or indebtedness, or any Property, of any of Borrower's Subsidiaries.

                  "REVERSIONS" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

                  "SECURITY INTEREST" means, collectively, the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement.

                  "SUBSIDIARY" means any present or future corporation of which the Borrower owns, directly or indirectly, more than 50% of the voting stock.

                  "TERM LOAN" has the meaning specified in the Background section of this Agreement.

                  "TERMINATION EVENT" means: (a) a Reportable Event with respect to a Plan described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for thirty (30) days' notice to the PBGC under such regulations); (b) the withdrawal of the Borrower or any Related Company from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings by the PBGC to terminate or have a trustee appointed to administer a Plan; (e) any other event or condition which might constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (f) the partial or complete withdrawal of the Borrower or any Related Company from a Multiemployer Plan.

                  "UCC" means the Uniform Commercial Code (or any successor statute) of the State of California or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests, as such statutes are in effect during the term hereof.

         1.2.    ACCOUNTING TERMS.

                  Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

         1.3.    OTHER TERMS.

                  All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

2.      LOANS.

         2.1.    TERM LOAN.

                  2.1.1. The Lender will make a term loan (the "Bridge Loan") to the Borrower in the principal amount of One Million Eight Five Thousand Four Hundred Seventy Dollars ($1,785,470). The proceeds of the Bridge Loan will be disbursed to the Borrower on the Closing Date. The Bridge Loan will be repayable in accordance with the terms of the promissory note (the "Bridge Loan Note") which will be authorized, issued and delivered by Borrower to Lender, in the form attached as Exhibit "A" and made a part hereof. On the Closing Date, the Borrower shall issue the Warrant in the form of Exhibit "B" to the Lender.

3.      INTEREST AND OTHER CHARGES.

         3.1.    INTEREST.

                  3.1.1.  INTEREST FORMULA.

                  The Borrower shall pay to the Lender interest on the unpaid principal balance of the Bridge Loan at a per annum rate equal to 15%. Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to the Lender on the earlier of December 15, 1998 and the date of repayment in full of the principal amount of the Bridge Loan.

                  3.1.2.  DEFAULT INTEREST RATES.

                  If any Event of Default occurs, then, from the date such Event of Default occurs and until it is cured, or until all Obligations are paid and performed in full, whichever first occurs, the Borrower shall pay interest on the unpaid principal balance of the Bridge Loan at a per annum rate equal to 3% plus the rate of interest otherwise specified herein as applicable to such loan (the "Default Rate").

         3.2.    MAXIMUM INTEREST RATE.

                  In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If a court determines that the Lender has received interest and other charges hereunder in excess of the highest rate applicable hereto, such excess shall be deemed to have been received on account of, and shall automatically be applied to reduce, the Obligations, other than interest, in the inverse order of maturity, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

         3.3.    ORIGINATION FEE.

                  On the Closing Date, the Borrower shall pay to the Lender an Origination Fee in the amount of $100,000.

4.      PAYMENTS AND PREPAYMENTS.

         4.1.    REPAYMENT OF BRIDGE LOAN.

                  The Borrower shall repay the principal of the Bridge Loan in full on the earlier of December 15, 1998 and the closing date of the Term Loan.

         4.2.    VOLUNTARY PREPAYMENTS OF BRIDGE LOAN.

                  4.2.1. The Borrower may prepay the principal of the Bridge Loan in whole or in part at any time and from time to time, upon at least two (2) Business Days' prior written notice to the Lenders. All prepayments of the principal of the Bridge Loan shall be accompanied by the payment of all accrued but unpaid interest on the prepaid principal amount of the Bridge Loan to the date of prepayment.

                  4.2.2. Any prepayment under this section of less than all of the outstanding principal of the Bridge Loan shall be applied, first, to accrued but unpaid interest on the Bridge Loan and, second, to the principal amount of the Bridge Loan to be prepaid.

         4.3.    PLACE AND FORM OF PAYMENTS; EXTENSION OF TIME.

                  All payments of principal, interest, and other sums due to the Lender shall be made at Lender's address set forth in the Bridge Loan Note held by the Lender. Except for Proceeds received directly by the Lender, all such payment shall be made in immediately available funds. If any payment of principal, interest, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

         4.4.    APPLICATION AND REVERSAL OF PAYMENTS.

                  The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all Proceeds of Collateral and payments that the Lender receives to any portion of the Obligations.

         4.5.    INDEMNITY FOR RETURNED PAYMENTS.

                  If after receipt of any payment of, or Proceeds applied to the payment of, all or any part of the Obligations, the Lender is for any reason required to surrender such payment or Proceeds to any Person, because such payment or Proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, or a diversion of trust funds, or for any other reason, then: the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or Proceeds had not been received by the Lender and the Borrower shall be liable to pay to the Lender, and hereby does indemnify the Lender and holds the Lender harmless for the amount of such payment or Proceeds surrendered. The provisions of this section shall be effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment or Proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or Proceeds having become final and irrevocable. The provisions of this section shall survive the termination of this Agreement.

5.      LENDER'S BOOKS AND RECORDS; QUARTERLY STATEMENTS.

                  The Borrower agrees that the books and records of the Lender showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Lender will provide to the Borrower a quarterly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.5 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

6.      COLLATERAL.

         6.1.    GRANT OF SECURITY INTEREST.

                  6.1.1. As security for the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all Contract Rights, Equipment, General Intangibles, Inventory, Receivables and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all proceeds of the sale of any equity securities of Rapid Cast, Inc. of which the Borrower is the owner (beneficial or otherwise), (iii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with any bank and all claims of the Borrower against any bank at any time existing and all claims of the Borrower's deposit accounts with any financial institution with which the Borrower maintains deposits; (iv) all of Borrower's deposit accounts with any financial institutions with which Borrower maintains deposits; and (v) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other Property and general intangibles at any time evidencing or relating to the Equipment, General Tangibles, Proceeds, and other property referred to above (all of the foregoing, together with the Premises and all other Property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "COLLATERAL"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                  6.1.2. All Obligations shall constitute a single loan secured by the Collateral. The Lender may except as otherwise provided in the Loan Documents, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

         6.2.    PERFECTION AND PROTECTION OF SECURITY INTEREST.

                  6.2.1. The Borrower shall, at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (ii) delivering to the Lender the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (iii) placing notations on the Borrower's books of account to disclose the Security Interest; (iv) delivering to the Lender all letters of credit on which the Borrower is named beneficiary; and (v) taking such other steps as are deemed necessary by the Lender to maintain the Security Interest.

                  6.2.2. The Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrower, then the Borrower shall obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such Premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon the Lender's request, execute and deliver confirmatory written instruments pledging the Collateral to the Lender but the Borrower's failure to do so shall not affect or limit the Security Interest. So long as this Agreement is in effect, and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral. Concurrently herewith the Borrower shall deliver to the Lender certificates representing the Rapid Cast, Inc. equity securities, the sales proceeds of which are pledged as security for the Obligations pursuant to Section 6.1. The Lender shall hold these certificates as security for the Borrower's covenant not to sell the securities represented by such certificates without the prior consent of the Lender.

         6.3.    LOCATION OF COLLATERAL.

                  The Borrower represents and warrants to the Lender that:
(a) Exhibit "C" hereto is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Exhibit "C" correctly identifies any of such facilities and locations that are not owned by the Borrower and sets forth the names of the owners and lessors of, and, to the best of the Borrower's knowledge, the holders of any mortgages on such facilities and locations. The Borrower agrees that it will not maintain any Collateral at any location other than those listed on Exhibit "C", and that it will not otherwise change or add to any of such locations, unless it gives the Lender at least thirty (30) days' prior written notice and executes such financing statements and other documents that the Lender requests in connection therewith.

         6.4.    TITLE TO, LIENS ON, AND SALE AND USE OF, COLLATERAL.

                  The Borrower represents, warrants and covenants to the Lender that: (i) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (ii) the Security Interest will not be subject to any prior Lien except Permitted Liens, if any; (iii) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; (iv) the Borrower will not, without the Lender's prior written approval, sell, or dispose of, or permit the sale or disposition of any Collateral except in the ordinary course of business; and (v) the Borrower will not, without the Lender's prior written approval, sell, dispose of, transfer or assign any equity securities of Rapid Cast, Inc., now or hereafter owned by the Borrower (beneficially or otherwise). The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

         6.5.    ACCESS AND EXAMINATION.

                  The Lender shall at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower shall deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time when an Event of Default exists, and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. The Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Interest.

         6.6.    INSURANCE.

                  6.6.1. The Borrower shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. The Borrower shall also maintain flood insurance, in the event of a designation of the area in which any Real Property is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender, and shall comply with the additional requirements of the National Flood Insurance Program as set forth therein. The Borrower shall cause the Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any Premises where Collateral is located nor by the use of such Premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested, photocopies of the policies shall be delivered to the Lender. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance.

                  6.6.2. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations, in such order as the Lender determines, or, at the Lender's option, may permit or require the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

         6.7.    EQUIPMENT.

                  The Borrower represents and warrants to the Lender that all of the Equipment is and will be used or held for use in the Borrower's business. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment. The Borrower shall not permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Lender has a valid, perfected, and first priority Security Interest in such real or personal property. The Borrower shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment; PROVIDED, HOWEVER, that the Borrower may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater than $1000.00 individually, and $10,000.00 in the aggregate in any Fiscal Year, without the Lender's consent, subject to the conditions set forth below. In the event any of the Equipment is sold, transferred or otherwise disposed of with the Lender's prior written consent or as otherwise permitted hereby and: (i) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower, or by Equipment purchased by the Borrower subject to a lien or other right constituting a Permitted Lien, then the Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the repayment of the Obligations; or (ii) such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment (other than subject to a Permitted Lien), then the Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by the Borrower of replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

         6.8.    DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER.

                  The Borrower represents and warrants to the Lender that:
(a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

         6.9.    RIGHT TO CURE.

                  The Lender may, in its sole discretion, pay any amount or do any act required of the Borrower hereunder in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, processing charge, any landlord's claim, and any other Lien upon the Collateral. All payments that the Lender makes under this section and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the

Borrower's loan account. Any payment made or other action taken by the Lender under this section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly. Lender and the Lender's designees as the Borrower's attorney, shall have the power: (a) to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession;
(b) to sign the Borrower's name on any document of title relating to any Collateral; and (c) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

         6.10.   LENDER'S RIGHTS, DUTIES AND LIABILITIES.

                  The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any diminution in the value thereof, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure to the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral.

7.      BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES.

         7.1.    BOOKS AND RECORDS.

                  The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all financial statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require.

         7.2.    FINANCIAL INFORMATION.

                  The Borrower shall promptly furnish to the Lender all such financial information as the Lender shall reasonably request, and notify its auditors and accountants that the Lender is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrower and its Subsidiaries will furnish to the Lender:

                  7.2.1. Promptly upon their becoming available, copies of each proxy statement, financial statement, and report which the Borrower sends to its shareholders;

                  7.2.2. Promptly after filing with the PBGC and the IRS a copy of each annual report or other filing filed with respect to each Plan of the Borrower or any Related Company; and

                  7.2.3. Such additional information as the Lender may from time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary.

         7.3.    NOTICES TO THE LENDER.

                  The Borrower shall notify the Lender in writing of the following matters at the following times:

                  7.3.1. Immediately after becoming aware of the existence of any Event of Default;

                  7.3.2. Within two (2) days after becoming aware that the holder of any capital stock of the Borrower or of any Debt has given notice or taken any action with respect to a claimed default;

                  7.3.3. Within two (2) days after becoming aware of any material adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise);

                  7.3.4. Within two (2) days after becoming aware of any pending or threatened action, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise);

                  7.3.5. Within two (2) days after becoming aware of any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries;

                  7.3.6. Within two (2) days after becoming aware of any violation of any law, statute, regulation, or ordinance of a Public Authority applicable to the Borrower, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise);

                  7.3.7.  Immediately after becoming aware of any
Termination Event with respect to a Plan, or any other Reportable Event with respect to a Plan, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or a Related Company's compliance with ERISA which may materially and adversely affect the Borrower's Property, business, operation, or condition (financial or otherwise); and

                  7.3.8. Thirty (30) days prior to the Borrower changing its name.

         Each notice given under this section shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.

8.      GENERAL WARRANTIES AND REPRESENTATIONS.

                  The Borrower continuously warrants and represents to the Lender, at all times during the term of this Agreement and until all Obligations have been satisfied, that, except as hereafter disclosed to and accepted by the Lender in writing:

         8.1. AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE LOAN DOCUMENTS.

                  The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, without defense, setoff, or counterclaim. The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon the Borrower or any of its Subsidiaries, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

         8.2.    VALIDITY AND PRIORITY OF SECURITY INTEREST.

                  The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral except for Permitted Liens securing all the Obligations, and will be enforceable against the Borrower and all third parties.

         8.3.    ORGANIZATION AND QUALIFICATION.

                  The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the State of California;
(b) is qualified to do business as a foreign corporation and is in good standing in the States of Arizona, Nevada, Oregon and Washington, which are the only states in which qualification is necessary in order for it to own or lease its Property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its Property, including, but not limited to, all governmental permits, licenses and authorizations needed to conduct its business.

         8.4.    CORPORATE NAME; PRIOR TRANSACTIONS.

                  The Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Exhibit "D".

         8.5.    SUBSIDIARIES AND AFFILIATES.

                  Exhibit "E" is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary and Affiliate is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Exhibit "E" and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Exhibit "E", which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

         8.6.    USE OF PROCEEDS.

                  8.6.1. None of the transactions contemplated in this Agreement (including, without limitation, the use of certain proceeds from such Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 C.F.R., Chapter II. The Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "margin stock" within the meaning of the Securities Exchange Act of 1934, as amended.

                  8.6.2. The Borrower will use the proceeds of the Bridge Loan for no purposes other than (i) to pay the Origination Fee to the Lender pursuant to Section 3.3; (ii) to make payments to certain shareholders; and
(iii) to make capital contributions to NTC. The Borrower shall cause NTC to use the proceeds from such capital contributions to pay current trade payables of NTC and for NTC's general corporate purposes.

         8.7.    PUBLIC DISCLOSURE.

                  To the Borrower's knowledge, at the time of filing, no document filed by the Borrower with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

9.      AFFIRMATIVE AND NEGATIVE COVENANTS.

                  The Borrower covenants that, so long as any of the Obligations remains outstanding or this Agreement is in effect:

         9.1.    TAXES AND OTHER OBLIGATIONS.

                  The Borrower shall: (a) file when due all tax returns and other reports which it is required to file, pay when due all taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that the Borrower need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued and with respect to which prior notice has been given to the Lender and reserves satisfactory to the Lender have been provided or a bond satisfactory to the Lender has been posted.

         9.2.    CORPORATE EXISTENCE AND GOOD STANDING.

                  The Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property.

         9.3.    MAINTENANCE OF PROPERTY AND INSURANCE.

                  The Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, environmental liability, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

         9.4.    MERGERS, CONSOLIDATIONS, ACQUISITIONS, OR SALES.

                  Except with the prior written consent of the Lender, neither the Borrower nor any of its Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property other than in the ordinary course of business, or windup, liquidate or dissolve, or agree to do any of the foregoing.

         9.5.    TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS.

                  Neither the Borrower nor any of the Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

         9.6.    GUARANTIES.

                  Neither the Borrower nor any of the Subsidiaries shall make, issue, or become liable on any Guaranty, except Guaranties in favor of the Lender.

         9.7.    DEBT.

                  Neither the Borrower nor any of the Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) Debt incurred to finance the purchase of equipment; (d) other Debt set forth on Exhibit "I"; and (e) intercompany accounts.

         9.8.    PREPAYMENT.

                  Neither the Borrower nor any of the Subsidiaries shall voluntarily prepay any Debt, except the Obligations in accordance with their terms.

         9.9.    TRANSACTIONS WITH AFFILIATES.

                  Except as set forth below, or, as otherwise contemplated under this Agreement, neither the Borrower nor any of the Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any Property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing: the Borrower may (i) pay compensation to employees, (ii) invest in any of its Subsidiaries (by capital contribution or otherwise), (iii) purchase or repurchase any stock or indebtedness, or any Property, of any of its Subsidiaries, (iv) provide the Guaranty by NTC of the obligations of John P. Casey ("Casey") under the Secured Promissory Note issued by Casey to the Lender on the date hereof or
(v) make the possible redemption by Borrower of stock owned by Casey and Lender; and if no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the normal course of business, in amounts and upon terms fully disclosed to the Lender, provided that such terms are no less favorable to the Borrower or the Subsidiary, as the case may be, than those which would be obtainable in a comparable arm's length transaction with a third party who is not an Affiliate.

         9.10.   LIENS.

                  Neither the Borrower nor any of the Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

         9.11.   RESTRICTED INVESTMENTS.

                  Neither the Borrower nor any of the Subsidiaries shall make any Restricted Investment.

         9.12.   EBITDA.

                  The Borrower shall not permit EBITDA for any fiscal month to be less than -$800,000.

         9.13.   EQUITY SALES.

                  The Borrower shall not sell any equity securities or grant any option or other rights to purchase or acquire any equity securities without the prior consent of the Lender.

         9.14.   FURTHER ASSURANCES.

                  The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request, to carry out the terms and conditions of this Agreement and the other Loan Documents.

10.      CLOSING; CONDITIONS TO CLOSING.

                  The Lender will not be obligated to make the Bridge Loan, unless the following conditions precedent have been satisfied as determined by the Lender:

         10.1.    REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS.

                  The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete as of the Closing Date; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with on or before the Closing Date; and there shall exist no Event or Event of Default on the Closing Date.

         10.2.    DELIVERY OF DOCUMENTS.

                  The Borrower shall have delivered, or cause to be delivered, to the Lender (i) the Bridge Loan Note in the form of Exhibit "A" and (ii) a UCC-1 financing statement in the form of Exhibit "F".

         10.3.    WARRANT TO PURCHASE COMMON STOCK.

                  The Borrower shall have issued to the Lender the Warrant to Purchase Common Stock in the form of Exhibit "B" hereto. The Borrower and the Lender shall have entered into a Registration Right Agreement substantially in the form of Exhibit G hereto.

11.      DEFAULT; REMEDIES.

         11.1.    EVENTS OF DEFAULT.

                  It shall constitute an event of default ("EVENT OF DEFAULT") if any one or more of the following shall occur for any reason:

                  11.1.1. any failure to make payment of principal, interest or fees on any of the Obligations when due;

                  11.1.2. any representation or warranty made by the Borrower in this Agreement, any of the other Loan Documents, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Lender shall prove to be untrue in any material respect as of the date when made or furnished;

                  11.1.3. default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement, the Bridge Loan Note, any other Loan Document, or any other agreement entered into at any time to which the Borrower or any of its Subsidiaries and the Lender are party, or if any such agreement or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Lender) or become void or unenforceable without the written consent of the Lender;

                  11.1.4. any default by the Borrower or NTC under any material agreement or instrument (other than an agreement, or instrument evidencing the lending of money or requiring the payment of money), and such default continues for ten (10) days after such breach first occurs; provided, however, that such grace period shall not apply, and an Event of Default shall exist promptly upon such breach, if such breach may not, in the Lender's reasonable determination, be cured by the Borrower during such ten
(10) day grace period;

                  11.1.5. other than the defaults on obligations to WorldCom, Inc., First Bank & Trust, Milbank, Tweed Hadley & McCloy, the Federal Universal Service Fund, and Denis Richard and with respect to the pay phone surcharge, existing on the date hereof, any default by the Borrower or NTC in any payment of principal or of interest on any indebtedness (other than the Obligations) for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation to cause, such obligation to become due prior to its stated maturity;

                  11.1.6. the Borrower or NTC shall make a general assignment for benefit of creditors; or any proceeding shall be instituted by the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection relief, or composition of it or its debts under law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the Borrower or NTC, as the case may be, shall take any corporate action to authorize any of the actions set forth above in this subsection;

                  11.1.7. an involuntary petition shall be filed or an action or proceeding otherwise commenced against the Borrower or NTC seeking reorganization, arrangement or readjustment of the Borrower's or NTC's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and remain undismissed or unvacated for a period of thirty
(30) days;

                  11.1.8. a receiver, assignee, liquidator, trustee or similar officer for the Borrower or NTC or for all or any part of their Property shall be appointed involuntarily;

                  11.1.9. the Borrower or NTC shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; Borrower or NTC shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower or NTC shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  11.1.10. any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  11.1.11. one or more final judgments for the payment of money shall be rendered against the Borrower or NTC and the Borrower or NTC shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

                  11.1.12. any loss, theft, damage or destruction of any item or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business; or (ii) is material in amount and is not adequately covered by insurance;

                  11.1.13. Borrower ceases to control NTC (the term control having the meaning given to it in the definition of Affiliate herein);

                  11.1.14. any event or condition shall occur or exist with respect to a Plan that could, in the Lender's reasonable judgment, subject the Borrower or any of its Subsidiaries to any tax, penalty or other liabilities under ERISA or the Code in the aggregate material in relation to the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries, taken as a whole;

                  11.1.15. the Borrower or NTC shall generally not pay its debts as debts become due or shall admit its inability to pay its debts generally;

                  11.1.16.   a Material Adverse Change shall occur.

         11.2.    REMEDIES.

                  11.2.1. If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) terminate this Agreement; (ii) declare any or all Obligations to be immediately due and payable (provided, however, that upon the occurrence of any Event of Default described in Sections 9.1.4, 9.1.5, 9.1.6 or 9.1.7, all Obligations shall automatically become immediately due and payable without any action by the Lender); and
(iii) pursue its other rights and remedies under the Loan Documents and applicable law.

                  11.2.2. If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and make it available to the Lender at a place or places reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to Section 10.5. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required;
(b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's and NTC's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Lender elects, to all Obligations. The Lender shall return any excess to the Borrower and the Borrower shall remain liable for any deficiency.

                  11.2.3. If an Event of Default occurs, the Borrower hereby waives all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

12.      MISCELLANEOUS.

         12.1.    CUMULATIVE REMEDIES; NO PRIOR RECOURSE TO COLLATERAL.

                  The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. To the extent permitted by law, the Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

         12.2.    NO IMPLIED WAIVERS.

                  No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement, or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its right to require strict performance of this Agreement except as to the matter waived.

         12.3.    SEVERABILITY.

                  Any provision of this Agreement which is prohibited or invalid under applicable law of any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remainder of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.4.    GOVERNING LAW.

                  This Agreement shall be deemed to have been made in the State of Colorado and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction and except to the extent that the law of the location of the Collateral would govern, and in that case that law shall govern with respect to issues concerning perfection and remedies available with respect to the Collateral located there only.

         12.5.    CONSENT TO JURISDICTION AND VENUE; SERVICE OF PROCESS.

                  The Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the state court of original jurisdiction of the State of Colorado for Jefferson County, or in the United States District Court for Colorado, and the Borrower consents and submits in advance to such jurisdiction, agrees that venue will be proper in such courts on any such matter and irrevocably waives, and agrees not to plead or claim, any objection that it may ever have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

         12.6.    WAIVERS.

                  THE BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO INTERPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

         12.7.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

         12.8.    INDEMNIFICATION.

                  The Borrower hereby indemnifies, defends and holds the Lender, and its directors, officers, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, expenses, deficiencies, judgments or penalties imposed on, incurred by or asserted against any of them, whether direct, indirect or consequential, arising out of or by reason of any litigation, investigations, claims, or proceedings (whether based on any federal, state or local laws or other statutes or regulations, including, without limitation, securities, environmental, or commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) commenced or threatened, which arise out of or in any way based upon the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Document, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission to act, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel reasonably incurred in connection with any such litigation, investigation, claim or proceeding. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against the Borrower, or by the Borrower or any other party against the Lender, which in the Lender's sole discretion makes it advisable for the Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to the Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this section may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurrd by the Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

         12.9.    OTHER SECURITY AND GUARANTIES.

                  The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         12.10.   NOTICES.

                  All notices, demands and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier service, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by telex or telecopy, and shall be addressed to the party to be notified as follows:

         If to the
         Lender:           Ironwood Telecom LLC
                           555 Zang Street, Suite 300
                           Lakewood, Colorado  80228
                           Attention:  Mr. John P. Hill
                           Telecopier: (303) 985-5875


         with a copy to:   Howrey & Simon
                           1299 Pennsylvania Ave., N.W.
                           Washington, D.C. 20004-2402
                           Attention: Roger A. Klein, Esquire
                           Telecopier:  (202) 383-6610

         If to the
         Borrower:         Incomnet, Inc.
                           2801 Main Street
                           Irvine, California  92614
                           Attention:  Mr. Denis Richard
                           Telecopier: (949)  224-7474

         with a copy to:   Heller Ehrman White & McAuliffe
                           601 South Figueroa Street, 40th Floor
                           Los Angeles, California  90017
                           Attention:  Paul H. Greiner, Esquire
                           Telecopier: (213) 614-1868

or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail, or when answerback received, if sent by telex or telecopier.

         12.11.   WAIVER OF NOTICES.

                  Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any further notice or demand in the same, similar or other circumstances.

         12.12.   BINDING EFFECT; ASSIGNMENT; DISCLOSURE.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof. The Borrower agrees that the Lender may use the Borrower's name in advertising and promotional materials and in conjunction therewith disclose the general terms of this Agreement.

         12.13.   MODIFICATION.

                  This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior and contemporaneous oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

         12.14.   COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

         12.15.   CAPTIONS.

                  The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

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

         12.16.   RIGHT OF SET-OFF.

                   Whenever an Event of Default exists, the Lender is hereby authorized at any time, and from time to time, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         12.17.   FEES AND EXPENSES.

                  The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement, including, without limitation reasonable attorneys' and paralegals' fees and disbursements of counsel to the Lender.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                           INCOMNET, INC.


                           By  /s/ DENIS RICHARD
                               ----------------------------------------
                           Title: President and Chief Executive Officer
                               ----------------------------------------



                           IRONWOOD TELECOM LLC


                            By  /s/ DONALD V. BERLANTI
                               ----------------------------------------
                               Title
                                     ----------------------------------


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